Exhibit 3.23

CERTIFICATE OF INCORPORATION

OF

CELTRAN, INC.

CERTIFICATE OF INCORPORATION

OF
CELTRAN, INC.

FIRST.                    The name of the corporation is CELTRAN INC.

SECOND.               The principal office or place of business in the State of Delaware is to be located at 100 West Tenth, Street in the City of Wilmington, County of New Castle.  The name of its resident agent is The Corporation Trust Company and the address of the said resident agent is 100 West Tenth Street, in the said City of Wilmington.

THIRD.                   The nature of the business, or objects or purposes to be transacted, promoted or carried on are as follows:

1.  To carry on a general trading and manufacturing business, including the purchase of raw materials, the design, erection, enlarging, remodeling, repair, maintenance and operation of plants, factories, machinery and equipment, the manufacture and processing of goods and products and the sale thereof at retail and wholesale and to act as consultants, technical advisers and managers to or for others in such business and in connection therewith to furnish technical, industrial engineering, financial, commercial and general management service and advice including, without limitation, the supplying of information, technical experts, managers and other trained personnel to aid, assist, install systems of operation in, operate and manage such business.

2.  To purchase or otherwise acquire, rent, take, own, hold, improve, deal in, mortgage or otherwise impose a lien upon, lease, sell, exchange, transfer or in any manner whatever dispose of and convey real property of any and all kinds, and any and all rights, interests or easements therein, and any and all water areas and water rights, without limit as to amount, within or without the State of Delaware, wherever situated.

3.  To manufacture, purchase or otherwise acquire, hold, own, mortgage, pledge or otherwise give liens against, lease, sell, assign, exchange, transfer or otherwise dispose of, export, import, invest in and trade and deal in and with goods, wares and merchandise and other personal property of any and every kind and character both within and without the State of Delaware.

4.  To purchase or otherwise acquire the whole or any part of the property, assets, business, good-will and rights, and to undertake and assume the whole or any part of the liabilities and obligations, of any person, firm, association or corporation, and to pay for the same in cash, in the stock or shares of stock of any class of the corporation, or the bonds, notes or other obligations thereof, or otherwise; to hold or in any manner to dispose of the whole or any part of the business so acquired, and to exercise all powers necessary or convenient in and about the conduct, management and carrying on of any such business.

5.  To obtain from any domestic or foreign governmental or municipal authority or otherwise to acquire, by purchase, lease, assignment or in any manner, any and all powers, rights, privileges, immunities, franchises and concessions which the corporation may deem desirable; to exercise and exploit the same, and to undertake and prosecute any business dependent thereon.

6.  To apply for, obtain, register, purchase, lease or otherwise acquire, hold, own, use, operate, develop, introduce, sell, lease, assign, pledge or otherwise dispose of, and contract with reference to, letters patent and applications therefor, copyrights, trade-marks and trade names, and any and all inventions, improvements, apparatus, appliances, processes, designs or rights used in connection with or secured under letters patent or otherwise, whether of the United States of America or of any other government or country, and to use, exercise, develop or grant licenses with respect to, or otherwise turn to account any of the same, and to carry on, conduct, manage and operate any business which may be deemed directly or indirectly to aid, effectuate or develop the same or any of them.

7.  To make and enter into contracts of every kind for any lawful purpose with any individual, firm, association, corporation or private, public or municipal body politic, and with the government of any state, territory or country, or of any political or administrative subdivision or department thereof.

8.  To borrow money for its corporate purposes; to draw, make, accept, indorse, execute and deliver promissory notes, drafts, bills of exchange and other negotiable instruments; to execute, issue and deliver bonds, debentures, notes, or other obligations of any nature and in an manner for moneys borrowed, and to secure the payment thereof and the interest thereon by a deed or deeds of trust or by mortgage, or pledge of or upon the whole or any part or the property of the corporation, real or personal, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds, debentures, notes or other obligations.

9.  To subscribe for, purchase, borrow or otherwise acquire, own, hold, sell, lend, exchange, pledge, hypothecate or otherwise dispose of or deal in or with shares of stock or bonds, debentures, notes, acceptances or other obligations made, created or issued by any private, public, quasi-public or other corporation or association, domestic or foreign, or by any domestic or foreign state, government or governmental authority, or by any political or administrative subdivision or department thereof, and any and all trust, participation or other certificates of or for, or receipts evidencing interest in, any such shares or obligations, and to issue in payment or exchange therefor, in whole or in part, its own shares, bonds, debentures, notes or other obligations, or to make payment therefor by any other lawful means; and, while the owner of any shares, bonds, debentures, notes, acceptances or other obligations, or of any interest therein, to possess and exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes.

10.  To aid by loan, subsidy, guaranty or in any other lawful manner, any corporation or association; to guarantee the payment of dividends on any stock or the payment of the principal of, or the interest on, any obligations issued or incurred by any corporation or association, do any and all other acts and things for the enhancement, protection or preservation of any stocks, bonds, debentures, notes or other obligations which are in any manner, directly or indirectly, held or guaranteed by the corporation, and to do any and all acts and things designed to accomplish any such purpose; and to lend money, with or without collateral security therefore.

11.  To act as manager of or for any corporation, association, firm, syndicate or individual, or as representative or agent thereof in any capacity (whether managing, operating, financial, insurance, purchasing, selling, advertising or otherwise), and as any such manager, representative or agent, to develop, exploit, promote, conduct, manage, operate, improve, extend or liquidate any of the business or property thereof, and to aid, conduct, manage or operate any lawful enterprise in connection therewith; and, generally, to act as agent, commission merchant or broker in and with respect to any and all kinds of service and property.

12.  To do any and all things herein set forth, to the same extent as a natural person might or could do, as principal, factor, agent, contractor or otherwise, either alone or through or in conjunction with any other person, firm, association or corporation, and in any part of the world outside the State of Delaware and, so far as permitted by law, within the said state; and, in general, to do all and everything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated; and to engage in any and all lawful business whatever necessary or convenient in connection with, or incidental to, the exercise or attainment of any of the powers or purposes hereinbefore specified, excepting such as is forbidden by law.

THE FOREGOING shall be construed both as objects and powers: and the enumeration herein of any specific powers shall not be held to limit or restrict in any manner the exercise by the corporation of the general powers conferred upon corporations by the laws of the State of Delaware.

FOURTH:              The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of the par value of Ten Dollars ($10.00) each of the Common Stock.

FIFTH:                    The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

SIXTH:                                                         The names and places of residence of the respective incorporators are as follows:

NAME	PLACE OF RESIDENCE

A. D. Atwell	Wilmington, Delaware

F. J. Obara, Jr.	Wilmington, Delaware

S. H. Livesay	Wilmington, Delaware

SEVENTH:             The corporation is to have perpetual existence.

EIGHTH:                The private property of the stockholders shall not be subject to the payment of corporate debts.

NINTH:                  The following provisions are adopted for the management of the business and for the conduct of the affairs of the corporation, and for defining, limiting and regulating the powers of the corporation, the directors and the stockholders:

(a)           The books of the corporation may be kept outside the State of Delaware at such place or places as may, from time to time, be designated by the board of directors, except that either the original or a duplicate stock ledger shall be kept at the principal office of the corporation within the said state.

(b)           The business of the corporation shall be managed by its board of directors; and the board of directors shall have power to exercise all the powers of the corporation, including to (but without limiting the generality hereof) the power to create mortgages upon the whole or any part of the property or the corporation, real or personal, without any action of or by the stockholders, except as otherwise provided by statute or by the by-laws

(c)           The number of the directors shall be fixed by the by-laws, subject to alteration, from time to time, by amendment of the by-laws either, by the board of directors or the stockholders.  An increase in the number of directors shall be deemed to create vacancies in the board, to be filled in the manner provided in the by-laws.  Any director or any officer elected or appointed by the stockholders or by the board of directors may be removed at any time, in such manner as shall be provided in the by-laws.

(d)           The board of directors shall have power to make and alter by-laws, subject to such restrictions upon the exercise such power as may be imposed by the incorporators or the stockholders in any by-laws adopted by them from time to time.

(e)           The board of directors shall have power, in its discretion, to fix, determine and vary, from time to time, the amount to be retained as surplus and the amount or amounts to be set apart out of any of the funds of the corporation available for dividends as working capital or a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created.

(f)            The board of directors shall have power, in its discretion, from time to time, to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the corporation, or any of them, other than the stock ledger, stall be open to the inspection or stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

(g)           Upon any sale, exchange or other disposal of the property and/or assets of the corporation, payment therefor may be made either to the corporation or directly to the stockholders in proportion to their interests, upon to surrender of their respective stock certificates, or otherwise, as the board of directors may determine.

(h)           In case the corporation shall enter into any contract or transact any business with one or more of its directors, or with any firm of which any director is a member, or with any corporation or association of which any director is a stockholder, director or officer, such contract or transaction shall not be invalidated or in any way affected by the fact that such director has or may have an interest therein which is or might be adverse to the interest of the corporation, even though the vote of such director might have been necessary to obligate the corporation upon such contract or transaction; provided, that the fact of such interest shall have been disclosed to the other directors or the stockholders of the corporation, as the case may be, noting upon or with reference to such contract or transaction.

(i)            The corporation shall indemnify any and all of its directors and officers, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, bar reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer, or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence of misconduct in the performance of duty.  Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders, or otherwise.

(j)            Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of

Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence or such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

(k)           The corporation reserves the right to amend, alter, change, add to or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by statute; and all rights herein conferred are granted subject to this reservation.

IN PURSUANCE of the provisions of Chapter 1 of Title 8 of the Delaware Code and any acts amendatory thereof land supplemental thereto, we, the undersigned, being all of the incorporators herein named, do make, record and file this certificate of incorporation in writing, and accordingly we have hereunto set our respective hands and seals, this 14th day of October, 1964.

/s/ A.D Atwell	(L.S.)

/s/F.J. Obara, Jr.	(L.S.)

/s/S.H. Livesay	(L.S.)

In the presence of:

/s/ Howard K. Webb

STATE OF DELAWARE	)
	)	SS.
COUNTY OF NEW CASTLE	)

BE IT REMEMBERED that on this 14th day of October, 1964, personally came before me Howard K. Webb a Notary Public in and for the County and State aforesaid, A. D. Atwell, F. J. Obara, Jr. and S. H. Livesay, parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth.

Given under my hand and seal of office the day and year aforesaid.

/s/ HOWARD K. WEBB
Notary Public

STATE OF CALIFORNIA	)
	)	ss.
City and County of San Francisco	)

BE IT REMEMBERED that on this 28th day of December, A.D. 1964, personally came before me, SELMA R. CONLAN, a Notary Public of the State of California, GEORGE S. ISHIYAMA, President of ISHIYAMA CO., LTD., a Corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said George S. Ishiyama, as such President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of said President and or the Secretary of said corporation to said foregoing certificate are in the handwriting of the said President and Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

SELMA R. CONLAN /s/ Selma R. Conlan
Notary Public
State of California

CERTIFICATE OF AMENDMENT

OF

CELTRAN, INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

CELTRAN, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

FIRST:         That the Board of Directors of the Corporation, by the unanimous written consents of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Paragraph (i) of Article Nine thereof relating to indemnification.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 141(f), 242 and 228 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, this Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by its Vice President and attested by its Secretary, this 30th day of August, 1968.

By	/s/ George W. O'Dair
Vice President

ATTEST:

BY	/s/ James Scott Hill
Secretary

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 30th  of August, 1968, personally came before me, a Notary Public in and for the County and State aforesaid, G. W. O’Dain, Vice President of CELTRAN, INC., a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said Corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said Corporation is the common or corporate seal of said Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Manuel Schultz
Notary Public